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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




    Date of Report (Date of earliest event reported)     JANUARY 29, 2001
                                                         ----------------

                                NRG ENERGY, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


       000-25569                                            41-1724239
       ---------                                            ----------
(Commission File Number)                       (IRS Employer Identification No.)


901 MARQUETTE AVENUE, SUITE 2300                MINNEAPOLIS, MN         55402
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



     Registrant's telephone number, including area code     612-373-5300
                                                            ------------



          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 29, 2001, NRG Energy, Inc. purchased from LS Power LLC and its partners, for approximately $708 million, a 5,633 MW portfolio of operating projects and projects in construction and advanced development that are located in the central and south central United States. NRG Energy acquired net ownership interests totaling 1,677 MW in four facilities in operation and construction. An additional two projects totaling 2,336 MW, which are expected to reach construction financial close in 2001. The remaining four projects of 1,600 MW are in advanced development. All facilities employ highly efficient, natural gas-fueled combustion technology. The acquisition was primarily financed through a corporate level bridge credit agreement of $600 million dated January 19, 2001, among NRG Energy and affiliates of Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner and Smith Inc. The remainder was financed with the $500 million corporate revolving credit agreement.

The press release reporting NRG Energy's financial results is filed with this Form 8-K as Exhibit 99.2 See "Item 7. Exhibits."



Item 7. Exhibits.

         The following exhibits are filed with this report on Form 8-K:

Exhibit No.           Description

99.2                  Press release issued January 30, 2001, of NRG Energy, Inc.



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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NRG Energy, Inc.
                                          (Registrant)



                                          By /s/      Leonard A. Bluhm
                                             --------------------------
                                             Leonard A. Bluhm
                                             Executive Vice President and
                                             Chief Financial Officer
                                             (Principal Financial Officer)



Dated:  February 9, 2001